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                                                                   EXHIBIT 23.02


              Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of Snowball.com, Inc. of our report dated January 28, 2000, with respect to the consolidated financial statements of Snowball.com, Inc included in its Registration Statement (Form S-1 No. 333-93487) filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
Palo Alto, California
February 27, 2001